Exhibit 99.1

SUMMARY OF CERTAIN TERMS OF THE FOURTH AMENDED AND RESTATED

EXPEDIA, INC. 2005 STOCK AND ANNUAL INCENTIVE PLAN

Summary of Terms of the Amended 2005 Plan

The principal features of the Fourth Amended and Restated Expedia, Inc. 2005 Stock and Annual Incentive Plan (the “Amended 2005 Plan”) are described below. This summary is qualified in its entirety by reference to the full text of the Amended 2005 Plan, a copy of which was attached as Appendix A to the Expedia, Inc. (the “Company”) definitive proxy statement, dated August 23, 2016, and which is incorporated herein by reference.

Administration

The Amended 2005 Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”). Among other things, the Compensation Committee has the authority to select individuals to whom awards may be granted, to determine the type of award as well as the number of shares of common stock to be covered by each award and to determine the terms and conditions of any such awards.

Term

Awards under the Amended 2005 Plan may be made for ten years following September 14, 2016 (the date on which the Company’s stockholders approved the Amended 2005 Plan).

Eligibility

Awards may be granted under the Amended 2005 Plan to current or prospective officers, employees, directors and consultants of Expedia and Expedia’s subsidiaries and affiliates.

Shares Subject to the Amended 2005 Plan

The following limitations apply under the Amended 2005 Plan:

•	Maximum number of shares underlying awards that may be granted: 66,616,336

•	Maximum number of shares that may be granted pursuant to incentive stock options: 7,000,000

•	No participant may be granted during any calendar year:

•	stock options and SARs covering in excess of 3,000,000 shares

•	performance-based awards (other than stock options and SARs) intended to qualify under Section 162(m) covering in excess of 2,000,000 shares

The foregoing share limits are subject to adjustment in certain circumstances to prevent dilution or enlargement.

The shares subject to grant under the Amended 2005 Plan are to be made available from authorized but unissued shares or from treasury shares. To the extent that any award is forfeited or any option or SAR terminates, expires or lapses without being exercised or any award is settled for cash, the shares subject to such awards not delivered as a result thereof will again be available for awards under the Amended 2005 Plan. If the exercise price of any option and/or the tax withholding obligations relating to any award are satisfied by delivering shares (by either actual delivery or by attestation), only the number of shares issued net of the shares delivered or attested to will be deemed delivered for purposes of the limits in the plan. To the extent any shares subject to an award are withheld to satisfy the exercise price (in the case of an option) and/ or the tax withholding obligations relating to such award, such shares are not deemed to have been delivered for purposes of the limits set forth in the plan.

As indicated above, several types of stock grants can be made under the Amended 2005 Plan. A summary of these grants is set forth below.

Stock Options and SARs

Stock options granted under the Amended 2005 Plan can either be incentive stock options (“ISOs”) or nonqualified stock options. SARs granted under the Amended 2005 Plan can be granted either alone or in tandem with a stock option. The exercise price of options and SARs cannot be less than 100% of the fair market value of the stock underlying the options or SARs on the date of grant. Stock options and SARs cannot be repriced without stockholder approval. Optionees may pay the exercise price in cash or, if approved by the Compensation Committee, in shares (valued at their fair market value on the date of exercise) or a combination thereof, or by “cashless exercise” through a broker or by withholding shares otherwise receivable on exercise. The term of options and SARs are as determined by the Compensation Committee, but a stock option may not have a term longer than ten years from the date of grant. The Compensation Committee determines the vesting and exercise schedule of options and SARs, which the Compensation Committee may waive or accelerate at any time, and the extent to which they will be exercisable after the award holder’s employment terminates. Generally, unvested options and SARs terminate upon the termination of employment, and vested options and SARs will remain exercisable for one year after the award holder’s death, disability or retirement and 90 days after the award holder’s termination for any other reason. Vested options and SARs also terminate upon the optionee’s termination for cause. Stock options and SARs are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order or, in the case of nonqualified stock options or SARs, as otherwise expressly permitted by the Compensation Committee, including, if so permitted, pursuant to a transfer to the participant’s family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise.

Restricted Stock

The Amended 2005 Plan provides for the award of shares that are subject to forfeiture and restrictions on transferability as set forth in the Amended 2005 Plan and as may be otherwise determined by the Compensation Committee. Except for these restrictions and any others imposed by the Compensation Committee, upon the grant of restricted stock, the recipient will have rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock on such terms as will be set forth in the applicable award agreement. Unless otherwise determined by the Compensation Committee, (i) cash dividends on the shares that are the subject of the restricted stock award shall be automatically reinvested in additional restricted stock, held subject to the vesting of the underlying restricted stock, and (ii) dividends payable in shares shall be paid in the form of additional restricted stock, held subject to the vesting of the underlying restricted stock. Restricted stock granted under the Amended 2005 Plan may or may not be subject to performance conditions. During the restriction period set by the Compensation Committee, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted stock.

RSUs

The Amended 2005 Plan authorizes the Compensation Committee to grant RSUs. RSUs are awards denominated in shares that will be settled, subject to the terms and conditions of the RSUs, in an amount in cash, shares or both, based upon the fair market value of a specified number of shares. RSUs are not shares of our common stock and do not entitle the recipients to the rights of a stockholder. The award agreement for RSUs will specify whether, to what extent and on what terms and conditions the applicable participant will be entitled to receive current or delayed payments of cash, shares or other property corresponding to the dividends payable on the shares. RSUs granted under the Amended 2005 Plan may or may not be subject to performance conditions. The recipient may not sell, transfer, pledge or otherwise encumber RSUs granted under the Amended 2005 Plan prior to their vesting.

Other Stock-Based Awards

Other awards of shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares, including unrestricted stock, dividend equivalents and convertible debentures, may be granted under the Amended 2005 Plan.

Cash-Based Awards

Cash-based awards may be granted under the Amended 2005 Plan. No participant may be granted cash- based awards that have an aggregate maximum payment value in any calendar year in excess of $10.0 million if the awards are intended to qualify as tax-deductible performance-based compensation under Section 162(m).

Performance Goals

The Amended 2005 Plan provides that performance goals may be established by the Compensation Committee in connection with the grant of any award under the Amended 2005 Plan. In the case of an award intended to qualify for the performance-based compensation exception of Section 162(m) of the Code, such goals will be based on the attainment of specified levels of one or more of the following measures: specified levels of earnings per share from continuing operations, net profit after tax, EBITDA, EBITA, gross profit, cash generation, unit volume, market share, sales, including hotel room night bookings or air tickets sold, asset quality, earnings per share, operating income, revenues, return on assets, return on operating assets, return on equity, profits, total stockholder return (measured in terms of stock price appreciation and/or dividend growth), cost saving levels, marketing- spending efficiency, core non-interest income, change in working capital, return on capital, and/or stock price, with respect to the Company or any subsidiary, affiliate, division or department of the Company. Such performance goals also may be based upon the attaining of specified levels of Company, subsidiary, affiliate or divisional performance under one or more of the measures described above relative to the performance of other entities, divisions or subsidiaries.

Change in Control

Unless otherwise provided by the Compensation Committee in an award agreement, in the event of a change in control of Expedia, in the case of officers of Expedia, Inc., the Delaware corporation (and not its subsidiaries), who are Senior Vice Presidents and above as of the time of the change in control and, in the case of other employees of Expedia, if provided by the Compensation Committee in an award agreement:

•	any stock options and SARs outstanding that are not then exercisable and vested will become fully exercisable and vested,

•	the restrictions applicable to restricted stock will lapse and such restricted stock will become free of all restrictions and fully vested and transferable, and

•	all RSUs will be considered to be earned and payable in full, any restrictions will lapse and such RSUs will be settled in cash or shares as promptly as practicable.

In addition, in the event that, during the two-year period following a change in control, a participant’s employment is terminated by Expedia, other than for cause or disability, or a participant resigns for good reason:

•	any SARs and stock options outstanding as of the date of termination of employment that were outstanding as of the date of the change in control will become fully exercisable and vested and will remain exercisable for the greater of (1) the period that they would remain exercisable absent the change in control provision and (2) the lesser of the original term or one year following such termination of employment,

•	the restrictions applicable to restricted stock will lapse, and such restricted stock will become free of all restrictions and fully vested and transferable, and

•	all RSUs will be considered to be earned and payable in full, any restrictions will lapse and such RSUs will be settled in cash or shares as promptly as practicable.

Amendment and Discontinuance

The Amended 2005 Plan may be amended, altered or discontinued by the Board of Directors, but no amendment, alteration or discontinuance may impair the rights of an optionee under an option or a recipient of a SAR, restricted stock award, RSU award or cashed-based award previously granted without the optionee’s or recipient’s consent. Amendments to the Amended 2005 Plan will require stockholder approval to the extent such approval is required by law or the listing standards of the applicable exchange. The Amended 2005 Plan will terminate on September 14, 2026.

New Plan Benefits

All awards made under the Amended 2005 Plan are discretionary. Therefore, the benefits and amounts that will be received or allocated under the Amended 2005 Plan are not determinable at this time.

U.S. Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of awards made under the Amended 2005 Plan based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the Amended 2005 Plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Non-Qualified Stock Options

A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we generally will be entitled to a corresponding deduction.

Incentive Stock Options

A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the stock option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of within such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and we generally will be entitled to a corresponding deduction. The excess of the amount realized through the disposition date over the fair market value of the stock on the exercise date will be treated as capital gain.

SARs

A participant will not recognize taxable income at the time of grant of a SAR, and we will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding deduction.

Restricted Stock

A participant will not recognize taxable income at the time of grant of shares of restricted stock, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company is entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income. The Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Stock Units

A participant will not recognize taxable income at the time of grant of a restricted stock unit, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by us, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Section 162(m) Limitations

As explained above, Section 162(m) of the Code generally places a $1 million annual limit on a Company’s tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception. The Amended 2005 Plan is designed so that stock options and SARs qualify for this exemption, and it also permits the Compensation Committee to grant other awards designed to qualify for this exception. However, the Compensation Committee reserves the right to grant awards that do not qualify for this exception, and, in some cases, the exception may cease to be available for some or all awards that otherwise so qualify. Thus, it is possible that Section 162(m) of the Code may disallow compensation deductions that would otherwise be available to the Company.

The general tax discussion above is intended for informational purposes only and not as tax guidance to participants in the Amended 2005 Plan. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the Amended 2005 Plan.